Exhibit 1.4

[Reference Translation]

REGULATIONS OF

THE AUDIT & SUPERVISORY BOARD

(Classification E)

Established on April 1, 2016

Concordia Financial Group, Ltd.

(Kabushiki Kaisha Concordia Financial Group)

Audit & Supervisory Board

Regulations of the Audit & Supervisory Board (Classification E)

Article 1. (Purpose)

All matters concerning the Audit & Supervisory Board shall, except as otherwise provided for by laws or ordinances or by the Articles of Incorporation, be governed by the provisions of these regulations.

Article 2. (Organization)

1.	The Audit & Supervisory Board shall consist of all Audit & Supervisory Board Members.

2.	The Audit & Supervisory Board shall have full-time Audit & Supervisory Board Members.

Article 3. (Purpose of the Audit & Supervisory Board)

The Audit & Supervisory Board shall receive reports on, deliberate regarding and resolve important matters concerning audits; provided, however, that the Audit & Supervisory Board may not preclude any Audit & Supervisory Board Member from exercising his/her own powers.

Article 4. (Duties of the Audit & Supervisory Board)

The Audit & Supervisory Board shall, among other things, perform the following duties; provided, however, that the determination made under item (3) of this article may not preclude any Audit & Supervisory Board Member from exercising his/her own powers:

(1)	preparation of audit reports;

(2)	appointment and removal of full-time Audit & Supervisory Board Members; and

(3)	determination of audit policies, the methods of investigation of the status of the operations and the financial status of the Company and other matters regarding the performance of the Audit & Supervisory Board Members’ duties.

Article 5. (Appointment and Removal of Full-time Audit & Supervisory Board Members)

The Audit & Supervisory Board shall by resolution appoint or remove full-time Audit & Supervisory Board Members from among the Audit & Supervisory Board Members.

Article 6. (Holding of Meetings)

The ordinary meetings of the Audit & Supervisory Board shall be held monthly; provided, however, that the extraordinary meetings of the Audit & Supervisory Board may be held if necessary.

Article 7. (Chairperson and Person Who is Authorized to Convene Meetings)

1.	The Audit & Supervisory Board shall by resolution elect a Chairperson from among the Audit & Supervisory Board Members.

2.	The Chairperson of the Audit & Supervisory Board shall convene and chair the meetings of the Audit & Supervisory Board; provided, however, that the Chairperson shall not preclude any Audit & Supervisory Board Member from exercising his/her own powers.

Article 8. (Specified Audit & Supervisory Board Members)

1.	The Audit & Supervisory Board shall appoint the person (“Specified Audit & Supervisory Board Member”) to perform the following duties:

(1)	to receive from the Directors the business reports, the annexed specifications thereof and accounting-related documents to be received by each Audit & Supervisory Board Member, and distribute these documents to the other Audit & Supervisory Board Members;

(2)	to provide notice of the contents of the Audit & Supervisory Board’s audit report concerning the business reports and the annexed specifications thereof to the Directors;

(3)	to agree with the Directors on the date to provide the notice mentioned in the preceding item;

(4)	to receive notice of the contents of the accounting audit report from the accounting auditors and provide notice of the contents of such audit report to the other Audit & Supervisory Board Members;

(5)	to agree with the Directors and the accounting auditors on the date to receive the notice mentioned in the preceding item;

(6)	to provide notice of the contents of the Audit & Supervisory Board’s audit report concerning the accounting-related documents to the Directors and the accounting auditors; and

(7)	to agree with the Directors on the date to provide the notice mentioned in the preceding item.

2.	The Specified Audit & Supervisory Board Member shall be the Chairperson of the meetings of the Audit & Supervisory Board. One of the other full-time Audit & Supervisory Board Members shall take the place of the Chairperson in the event of an accident involving the Chairperson.

Article 9. (Convocation Procedures)

1.	In convening a meeting of the Audit & Supervisory Board, a notice to that effect shall be dispatched to each Audit & Supervisory Board Member no later than three (3) days prior to the date of the meeting of the Audit & Supervisory Board.

2.	When the unanimous consent of the Audit & Supervisory Board Members has been obtained, the meeting of the Audit & Supervisory Board may be held without convocation procedures.

Article 10. (Method of Resolution)

1.	The Audit & Supervisory Board’s resolution shall be adopted by a majority of the Audit & Supervisory Board Members.

2.	In such resolution, the Audit & Supervisory Board shall deliberate based on adequate information.

Article 11. (Resolution on Audit Policies, etc.)

1.	Audit policies, audit plans, methods of audit, allocation of audit duties among the Audit & Supervisory Board Members and other related matters shall be determined by the Audit & Supervisory Board’s resolution.

2.	In addition to those set forth in the preceding paragraph, the Audit & Supervisory Board shall resolve the matters it determines necessary for the performance of its functions, such as a budget for audit expenses.

3.	The Audit & Supervisory Board shall, as necessary, make requests to the Directors in relation to matters, such as the development of systems for ensuring the effectiveness of the Audit & Supervisory Board Members’ audit activities and reports to be provided by the Directors and employees to the Audit & Supervisory Board Members.

Article 12. (Regular Meetings, etc. with the Representative Directors)

1.	The Audit & Supervisory Board shall hold meetings with the Representative Directors and other executives on a regular basis and shall endeavor to deepen their mutual understanding with the Representative Directors and other executives by, for example, exchanging opinions with them and by making requests as necessary.

2.	The Audit & Supervisory Board shall from time to time explain to the Representative Directors and other executives the audit policies, the audit plan and the status and results of their audit.

Article 13. (Reports to the Audit & Supervisory Board)

1.	The Audit & Supervisory Board Members shall report the status of the performance of their own duties to the Audit & Supervisory Board on a regular basis and an as needed basis, and whenever the Audit & Supervisory Board requests a report.

2.	The Audit & Supervisory Board Members who have received reports from the accounting auditors, the Directors, employees of the Company’s internal audit division or other relevant departments or other relevant persons shall report to the Audit & Supervisory Board thereof.

3.	The Audit & Supervisory Board shall request the accounting auditors, the Directors, employees of the company’s internal audit division or other relevant departments or other relevant persons to provide reports as necessary.

Article 14. (Measures for Reports)

The Audit & Supervisory Board shall undertake necessary investigations and take measures appropriate to the situation upon the receipt of the following reports:

(1)	reports from the directors that any fact likely to cause the Company significant damage has been found;

(2)	reports from the accounting auditors that, in connection with the Directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the Articles of Incorporation has been found; or

(3)	any other reports from the Directors or employees that the Audit & Supervisory Board deemed important.

Article 15. (Preparation of Audit Report)

1.	The Audit & Supervisory Board shall prepare Audit & Supervisory Board’s audit reports (“Audit & Supervisory Board Audit Reports”) through deliberations based on the audit reports prepared by each Audit & Supervisory Board Members (“Audit & Supervisory Board Member Audit Reports”).

2.	In the case where the contents of the Audit & Supervisory Board Audit Report are different from the contents of any Audit & Supervisory Board Member Audit Report, the Audit & Supervisory Board shall append a note with the relevant contents of such Audit & Supervisory Board Member Audit Report to the Audit & Supervisory Board Audit Report.

3.	Each Audit & Supervisory Board Member shall affix to the Audit & Supervisory Board Member Audit Report and Audit & Supervisory Board Audit Report his/her respective signature and seal impression or electronic signature. Full-time Audit & Supervisory Board Members and outside Audit & Supervisory Board Members shall describe their positions as full-time Audit & Supervisory Board Members or outside Audit & Supervisory Board Members, respectively, in the Audit & Supervisory Board Member Audit Report and Audit & Supervisory Board Audit Report.

Article 16. (Consent, etc. regarding the Election of Audit & Supervisory Board Members)

1.	The following matters regarding the election of Audit & Supervisory Board Members shall be determined by the Audit & Supervisory Board’s resolution:

(1)	consent to submit to the general meeting of shareholders a proposal concerning the election of Audit & Supervisory Board Members;

(2)	demand to include the election of Audit & Supervisory Board Members in the agenda of the general meeting of shareholders; and

(3)	demand to submit to the general meeting of shareholders a proposal concerning the election of Audit & Supervisory Board Members.

2.	The preceding paragraph shall apply mutatis mutandis to the election of substitute Audit & Supervisory Board Members.

Article 17. (Determination, etc. regarding the Election of Accounting Auditors and other matters)

1.	The following matters regarding the reappointment, election, dismissal or disapproval of reappointment of accounting auditors shall be determined by the Audit & Supervisory Board’s resolution:

(1)	formulation of a policy to determine the dismissal or disapproval of reappointment of the accounting auditors;

(2)	determination of propriety of reappointing the accounting auditors;

(3)	determination of contents of the agenda regarding the appointment of the accounting auditors to be submitted to a general meeting of shareholders;

(4)	determination of contents of the agenda regarding the dismissal or disapproval of reappointment of the accounting auditors to be submitted to a general meeting of shareholders; and

(5)	election of the person who is to temporarily perform the duties of an accounting auditor in case of the vacancy of the accounting auditor.

Article 18. (Dismissal of the Accounting Auditors by the Audit & Supervisory Board)

1.	The Audit & Supervisory Board may dismiss an accounting auditor by obtaining the consent of all Audit & Supervisory Board Members through deliberations of the Audit & Supervisory Board if the accounting auditor is subject to the statutory grounds of dismissal.

2.	If the accounting auditor is dismissed pursuant to the provisions of the preceding paragraph, an Audit & Supervisory Board Member selected by the Audit & Supervisory Board shall report the dismissal and the reason thereof at the first general meeting of shareholders to be held after the dismissal.

3.	The consent mentioned in Paragraph 1 above may be made in writing or by electronic means in case of urgent necessity.

Article 19. (Consent to Remuneration, etc. of the Accounting Auditors)

The consent to remuneration, etc. of accounting auditors or a person to temporarily perform the duties of an accounting auditor shall be determined by the Audit & Supervisory Board’s resolution.

Article 20. (Consent to Partial Exemption of Directors from Liability)

1.	The following consent of all Audit & Supervisory Board Members may be obtained through deliberation of the Audit & Supervisory Board:

(1)	consent to submit to the general meeting of shareholders a proposal concerning the partial exemption of a Director from liability;

(2)	consent to submit to the general meeting of shareholders a proposal concerning the modification of the Articles of Incorporation to provide that Directors may be partially exempted from liability by the Board of Directors’ resolution; and

(3)	consent to submit to a general meeting of shareholders a proposal concerning the modification of the Articles of Incorporation to provide that the Company may enter into an agreement with a non-executive Director for his/her partial exemption from liability.

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 21. (Consent to Participation in a Derivative Lawsuit)

1.	The consent of all Audit & Supervisory Board Members to the Company’s participation in a derivative lawsuit to assist the defendant Director(s) may be made through deliberations of the Audit & Supervisory Board.

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 22. (Deliberations Regarding the Exercise of the Powers of the Audit & Supervisory Board Members, etc.)

The Audit & Supervisory Board Members may have prior deliberations at the Audit & Supervisory Board in relation to execution of their duties, such as exercising their powers or fulfilling their obligations.

Article 23. (Minutes)

1	The Audit & Supervisory Board shall prepare minutes containing items required by laws or ordinances, such as the summary of the progress of the proceedings of the meeting and the results thereof, and all Audit & Supervisory Board Members present at the Audit & Supervisory Board’s meeting shall affix to the minutes their respective names and seal impressions or electronic signature.

2.	The Company shall keep the minutes mentioned in the preceding paragraph for ten (10) years at the head office.

Article 24. (Administrative Office of the Audit & Supervisory Board)

The preparation of the minutes of meetings of the Audit & Supervisory Board and other affairs concerning the operation of the Audit & Supervisory Board shall be performed by the Office of Audit & Supervisory Board.

Article 25. (Code of Audit & Supervisory Board Member Auditing Standards)

Matters regarding the Audit & Supervisory Board’s and Audit & Supervisory Board Members’ audits shall be governed by the provisions of the code of Audit & Supervisory Board Member auditing standards established by the Audit & Supervisory Board, in addition to by the provisions of laws or ordinances, the Articles of Incorporation and these regulations.

Article 26. (Amendment and Abolition of these Regulations)

The amendment or abolition of these regulations shall be made by the Audit & Supervisory Board.

(Supplementary Provisions)

Article 1. (Pre-Approval for the Accounting Auditor’s Audit Engagements, etc. under the U.S. law)

1.	In relation to the pre-approval for the accounting auditor’s audit engagements and non-audit engagements required in connection with the Company’s filing of the registration statement with the U.S. Securities and Exchange Commission, the Audit & Supervisory Board shall determine its policy and procedures (“Policy and Procedures”) for such pre-approval by obtaining the consent of all Audit & Supervisory Board Members through deliberations of the Audit & Supervisory Board.

2.	The Audit & Supervisory Board shall, in accordance with the “Policy and Procedures,” give pre-approval for the accounting auditor’s audit engagements and non-audit engagements.

3.	In relation to the approval of the Audit & Supervisory Board for the audit agreement to be executed with the accounting auditor required under the U.S. securities law in connection with the Company’s filing of its registration statement with the U.S. Securities and Exchange Commission, the Audit & Supervisory Board shall give approval by obtaining the consent of all Audit & Supervisory Board Members through deliberations of the Audit & Supervisory Board. In such case, each Audit & Supervisory Board Member shall affix his/her signature to such agreement.

End

(Established on April 1, 2016)

Attached Reference Materials (1)

Powers of Audit & Supervisory Board Member

under the Companies Act of Japan

(1)	Right of dismissal of accounting auditor (Article 340, Paragraphs (1) and (4) of the Companies Act of Japan)

(2)	Appointment of Audit & Supervisory Board Member to report the dismissal of accounting auditor to the general meeting of shareholders (Article 340, Paragraphs (3) and (4) of the Companies Act of Japan)

(3)	Consent to the proposal concerning the election of Audit & Supervisory Board Member (Article 343, Paragraphs (1) and (3) of the Companies Act of Japan)

(4)	Rights to propose an agenda and to demand to submit the proposal for the election of Audit & Supervisory Board Member (Article 343, Paragraphs (2) and (3) of the Companies Act of Japan)

(5)	Determination of the proposal concerning the election, dismissal and disapproval of reappointment of the accounting auditor (Article 344 of the Companies Act of Japan)

(6)	Election of a person to temporarily perform the duties of an accounting auditor (Article 346, Paragraphs (4) and (6) of the Companies Act of Japan)

(7)	Power to receive the reports from the directors (Article 357, Paragraphs (1) and (2) of the Companies Act of Japan)

(8)	Determinations on the audit policies, the methods of investigation of the status of the operations and the financial status of the company and other matters regarding Audit & Supervisory Board Member’s performance of their duties; provided, however, these determinations may not preclude any Audit & Supervisory Board Member from exercising his/her own power (Article 390, Paragraph (2), item (iii) of the Companies Act of Japan). The Audit & Supervisory Board shall be comprised of all Audit & Supervisory Board Member (Article 390, Paragraph (1) of the Companies Act of Japan). The method of resolution shall be by the majority of all Audit & Supervisory Board Member (Article 393, Paragraph (1) of the Companies Act of Japan).

(9)	Power to prepare the audit reports (Article 390, Paragraph (2), item (i) of the Companies Act of Japan)

(10)	Rights to appoint and remove full-time Audit & Supervisory Board Member (Article 390, Paragraph (2), item (ii); and Paragraph (3) of the Companies Act of Japan)

(11)	Power to receive the reports on the status of Audit & Supervisory Board Member’s performance of their duties from the Audit & Supervisory Board Member (Article 390, Paragraph (4) of the Companies Act of Japan)

(12)	Power to receive the reports from the accounting auditor (Article 397, Paragraphs (1) and (3) of the Companies Act of Japan)

(13)	Consent to remuneration, etc. of the accounting auditor (Article 399, Paragraphs (1) and (2) of the Companies Act of Japan)

Attached Reference Materials (2)

Powers and Duties of Individual Audit & Supervisory Board Member

under the Companies Act of Japan

(1)	General Audit Powers

(i)	Audits of the performance of the directors’ duties (Article 381, Paragraph (1) of the Companies Act of Japan)

(ii)	Audits of accounting documents, etc. (Article 436, Paragraphs (1) and (2) of the Companies Act of Japan)

(iii)	Audits of extraordinary accounting documents (Article 441 of the Companies Act of Japan)

(iv)	Audits of consolidated accounting documents (Article 444 of the Companies Act of Japan)

(2)	Powers regarding Investigation

(i)	Right to demand a report on the business, and right to investigate the status of the operations and the financial status of the company (Article 381, Paragraph (2) of the Companies Act of Japan)

(ii)	Right to demand a report on the business to the subsidiaries, and right to investigate the status of the operations and the financial status of the subsidiaries (Article 381, Paragraph (3) of the Companies Act of Japan)

(iii)	Right to demand reports for the accounting auditor (Article 397, Paragraph (2) of the Companies Act of Japan)

(3)	Powers regarding General Meeting of Shareholders and Board of Directors, etc.

(i)	Duty of explanation at the general meeting of shareholders (Article 314 of the Companies Act of Japan)

(ii)	Consent to the proposal concerning partial exemption of directors from liability to the company (Article 425, Paragraph (3); Article 426, Paragraph (2); and Article 427, Paragraph (3) of the Companies Act of Japan)

(iii)	Consent to the company’s participation in a derivative lawsuit to assist the defendant director(s) (Article 849, Paragraph (3) of the Companies Act of Japan)

(iv)	Duty to report to the board of directors (Article 382 of the Companies Act of Japan)

(v)	Duties to attend and state opinions at the board of directors’ meeting and that of special directors (Article 383, Paragraph (1) of the Companies Act of Japan)

(vi)	Rights to demand the convocation and convoke the board of directors’ meeting (Article 383, Paragraphs (2) and (3) of the Companies Act of Japan)

(vii)	Duties to examine and report on the proposal and documents submitted to the general meeting of shareholders (Article 384 of the Companies Act of Japan)

(4)	Powers regarding the Status of Audit & Supervisory Board Member

(i)	Right to state opinions regarding election and dismissal of Audit & Supervisory Board Member (Article 345, Paragraphs (1) and (4) of the Companies Act of Japan)

(ii)	Right to state opinions regarding resignation of Audit & Supervisory Board Member (Article 345, Paragraphs (2) and (4) of the Companies Act of Japan)

(iii)	Mutual discussion regarding the remuneration, etc. of each Audit & Supervisory Board Member (Article 387, Paragraph (2) of the Companies Act of Japan)

(iv)	Right to state opinions regarding remuneration, etc. (Article 387, Paragraph (3) of the Companies Act of Japan)

(v)	Right to demand audit expenses (Article 388 of the Companies Act of Japan)

(5)	Powers concerning Supervision and Rectification Measures

(i)	Right to seek an injunction against illegal directors’ acts (Article 385, Paragraph (1) of the Companies Act of Japan)

(ii)	Right to file lawsuits and apply proceedings of various types (Article 510; Article 511, Paragraph (1); Article 522, Paragraph (1); Article 828; and Article 831 of the Companies Act of Japan)

(iii)	Duty to notify of reasons for not filing lawsuits (Article 847, Paragraph (4) of the Companies Act of Japan)

(6)	Other Powers

(i)	Right to investigate incorporation procedures (Article 46, Paragraph (1) of the Companies Act of Japan)

(ii)	Right to represent the company in lawsuits between the directors and the company (Article 386 of the Companies Act of Japan)

End